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                                                                    EXHIBIT 10.1


                             SUMMARY OF THE SALARIES
                        FOR THE NAMED EXECUTIVE OFFICERS
                  OF REINSURANCE GROUP OF AMERICA, INCORPORATED

             NAME AND TITLE OF EXECUTIVE OFFICER                  2005 BASE SALARY(1)(2)
-----------------------------------------------------------       ----------------------
A. Greig Woodring                                                        $657,000
     President and Chief Executive Officer
David B. Atkinson                                                         412,000
     Executive Vice President and Chief Operating Officer
Jack B. Lay                                                               345,000
     Executive Vice President and Chief Financial Officer
Paul A. Shuster                                                           345,000
     Executive Vice President, U.S. Operations
Graham Watson                                                             410,000
     Executive Vice President, International

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(1)      Under the RGA Reinsurance Company Executive Deferred Savings Plan (the
         "Plan"), executive officers of the Company participating in the Plan may defer up to 50% of his or her annual base salary and up to 100% of any incentive compensation awarded to such participant under an incentive compensation plan maintained by the Company. The amount of compensation to be deferred by each participant will be determined in accordance with the Plan based on elections made by the participant. The amount of compensation deferred under the Plan will be paid by one to fifteen installments upon the participant's retirement, termination, death, disability or other dates determined in accordance with the Plan. Mr. Watson, as a non-U.S. citizen, is not eligible to participate in the Plan.

(2) In February or March of each year, the Compensation Committee meets to determine whether, based on market data, the performance of each executive officer and the performance of the Company during the preceding fiscal year, base salaries for the named executive officers should be increased. Additionally, base salaries for the named executive officers will generally increase concurrent with an officer's promotion or an increase in an officer's responsibilities, as may be determined by the Compensation Committee from time to time.